Exhibit 99.1

Vonage Delivers Strong Third Quarter 2017 Results Highlighted by 22% Vonage Business GAAP Revenue Growth

•	Consolidated Revenues of $253 Million

•	Income from Operations of $25 Million, Record Adjusted OIBDA of $51 Million

•	Raises Consolidated Revenue Guidance to at least $1 billion and up to $1.005 billion and Adjusted OIBDA to at least $180 million

Holmdel, NJ, November 7, 2017 - Vonage Holdings Corp. (NYSE: VG), a leading provider of business cloud communications, today announced results for the quarter ended September 30, 2017.
Consolidated Results
“Vonage delivered record results in the third quarter driven by our continued investments in Vonage Business, including product, infrastructure and distribution. Highlighted by 22% GAAP growth, Vonage Business revenues exceeded Consumer revenues for the first time. And, we’re improving the revenue trajectory of Consumer and corresponding consolidated cash flow,” said Vonage CEO Alan Masarek.
“Our results demonstrate that we’re delivering on our strategic priorities, using our full suite of cloud communications services to deliver better business outcomes to our customers, and successfully transforming Vonage into a market leader in business cloud communications. On the strength of these results, we are raising our consolidated revenue and OIBDA guidance.”
For the third quarter of 2017, Vonage reported revenues of $253 million, a 2% increase from the year ago quarter. Income from Operations was $25 million, up from $15 million in the prior year. Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”)1 was $51 million, up from $41 million in the prior year. GAAP net income was $11 million or $0.05 per share, up from $7 million or $0.03 per share in the year ago quarter. Adjusted net income2 was $17 million or $0.07 per share, up from $13 million or $0.05 per share in the year ago quarter.

Business Segment Results

•	Vonage Business total revenues were $129 million, representing 51% of total consolidated revenues and 22% GAAP growth.

•
UCaaS revenues were $91 million, of which $71 million were service revenues. Service revenues increased 16% year-over-year on an organic[3] basis; Nexmo, the Vonage API Platform revenues (which are all service revenue) were $38 million, a year-over-year increase of 45% on an organic[4] basis.

•	Ending UCaaS seats at Vonage Business were 710,000, up from 616,000 seats in the year ago quarter, an increase of 15%.

•	UCaaS revenue churn was 1.2%, down from 1.4% sequentially and the prior year.

•	The Company increased its registered developers on the Vonage API Platform to 371,000, a sequential increase of 62,000.
Consumer Segment Results

•	Consumer revenues were $124 million in the third quarter of 2017 compared to $142 million in the prior year.

•	Consumer customer churn was 1.9%, flat sequentially and down from 2.2% in the year ago quarter.

•	Average revenue per line (“ARPU”) in Consumer was $26.29, down from $26.36 in the year ago period.

•	The Consumer segment ended the third quarter with approximately 1.5 million subscriber lines.

•	Consumer’s tenured customers, defined as those with the Company for more than two years, increased to 81% of the base. The churn rate of this tenured cohort is 1.5%.
Balance Sheet
In the quarter, the Company generated Adjusted OIBDA of $51 million, and Adjusted OIBDA minus Capex5 of $42 million. This enabled the Company to pay down $37 million of debt, resulting in a net debt to Last Twelve Months Adjusted OIBDA ratio of 1.7x. Vonage’s cash flow generation and access to capital supports significant strategic and financial flexibility.

Guidance Update
The Company is raising consolidated 2017 revenue and adjusted OIBDA guidance. Consolidated revenue is now expected to be at least $1 billion and up to $1.005 billion. Adjusted OIBDA is now expected to be at least $180 million. Consumer revenues are now expected to be at least $500 million and up to $505 million dollars. There is no change to Business revenue guidance, which was updated in August.
Conference Call and Webcast
Management will host a conference call to discuss third quarter financial results and other matters at 8:30 AM Eastern Time. To participate, please dial (866) 807-9684. International callers should dial (412) 317-5415.
A live webcast of the event will be available on the Vonage Investor Relations site. A replay of the call and webcast will be available shortly after the conclusion of the call and may be accessed through Vonage’s Investor Relations website or by dialing (877) 344-7529 or (412) 317-0088, passcode 10113223.

(1)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP income from operations.

(2)	This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP net income.

(3)	We define organic UCaaS growth as the increase in UCaaS revenues after giving pro forma effect for the exclusion of one-time items. See Table 3 for reference

(4)
We define organic Vonage API Platform growth as the increase in Vonage API Platform revenues after giving pro forma effect for the change in accounting treatment with respect to certain Vonage API Platform revenues being recognized on a gross rather than net basis. See Table 3 for reference.

(5)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
			(revised) (1)		(revised) (1)
Statement of Income Data:
Revenues	$253,083	$251,836	$248,359	$748,266	$708,858

Operating Expenses:
Cost of service (excluding depreciation and amortization of $6,852, $6,863, $7,460, $20,497, and $21,278, respectively)	96,632	97,674	87,377	281,902	232,605
Cost of goods sold	6,306	6,187	8,591	19,786	26,009
Sales and marketing	73,576	79,738	83,731	235,245	246,676
Engineering and development	6,956	6,670	8,075	21,996	22,152
General and administrative	26,811	36,514	27,538	98,411	89,261
Depreciation and amortization	18,179	18,394	18,018	54,520	53,215
	228,460	245,177	233,330	711,860	669,918
Income from operations	24,623	6,659	15,029	36,406	38,940
Other income (expense):
Interest income	3	4	19	12	65
Interest expense	(3,821)	(3,861)	(3,974)	(11,385)	(9,477)
Other income (expense), net	465	686	(495)	931	(237)
	(3,353)	(3,171)	(4,450)	(10,442)	(9,649)
Income before income tax expense	21,270	3,488	10,579	25,964	29,291
Income tax benefit (expense)	(10,668)	1,337	(3,539)	(4,624)	(14,102)
Net income	10,602	4,825	7,040	21,340	15,189
Earnings per common share:
Basic	$0.05	$0.02	$0.03	$0.10	$0.07
Diluted	$0.04	$0.02	$0.03	$0.09	$0.07
Weighted-average common shares outstanding:
Basic	227,943	223,492	217,000	223,956	214,872
Diluted	242,720	239,938	234,868	242,552	227,499

(1) Revised due to the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
			(revised) (1)		(revised) (1)
Statement of Cash Flow Data:
Net cash provided by operating activities	$47,907	$15,432	$27,087	$80,600	$69,614
Net cash used in investing activities	(9,349)	(7,518)	(5,852)	(23,626)	(188,637)
Net cash used in financing activities	(35,379)	(7,838)	(13,059)	(56,757)	93,264
Capital expenditures, intangible assets, and development of software assets	(9,349)	(8,798)	(7,364)	(25,228)	(28,967)

(1) Revised due to the adoption of new Accounting Standard Updates and the correction of prior period financial statements.

	September 30,	December 31,
	2017	2016
	(unaudited)	(revised) (1)
Balance Sheet Data (at period end):
Cash and cash equivalents	$29,869	$29,078
Marketable securities	—	601
Restricted cash	1,827	1,851
Accounts receivable, net of allowance	42,435	36,688
Inventory, net of allowance	2,683	4,116
Prepaid expenses and other current assets	26,010	29,188
Deferred customer acquisition costs, current and non-current	1,863	3,136
Property and equipment, net	45,760	48,415
Goodwill	371,535	360,363
Software, net	23,574	21,971
Intangible assets, net	181,522	199,256
Deferred tax assets	192,879	184,210
Other assets	14,662	16,793
Total assets	$934,619	$935,666
Accounts payable and accrued expenses	$109,233	$139,946
Deferred revenue, current and non-current	31,694	32,892
Total notes payable, net of debt related costs and indebtedness under revolving credit facility, including current portion	278,111	318,874
Capital lease obligations	227	3,428
Other liabilities	5,740	3,985
Total liabilities	$425,005	$499,125
Total stockholders' equity	$509,614	$436,541

(1) Revised due to the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line/seat amounts)
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Revenues:
Service	$109,483	$103,825	$86,662	$305,599	$210,214
Product (1)	13,085	13,392	13,618	39,837	39,795
Service and Product	122,568	117,217	100,280	345,436	250,009
USF	6,738	6,497	6,029	19,386	15,832
Total Business Revenues	$129,306	$123,714	$106,309	$364,822	$265,841

Cost of Revenues:
Service (2)	$50,777	$49,246	$34,858	$139,218	$72,788
Product (1)	12,702	12,456	13,101	38,360	38,465
Service and Product	63,479	61,702	47,959	177,578	111,253
USF	6,738	6,497	6,029	19,386	15,843
Cost of Revenues	$70,217	$68,199	$53,988	$196,964	$127,096

Service margin %	53.6%	52.6%	59.8%	54.4%	65.4%
Gross margin % ex-USF (Service and product margin %)	48.2%	47.4%	52.2%	48.6%	55.5%
Gross margin %	45.7%	44.9%	49.2%	46.0%	52.2%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $5,053, $5,003, and $5,015 for the quarters ended September 30, 2017, June 30, 2017, and September 30, 2016, respectively and $14,931 and $13,807 for the nine months ended September 30, 2017 and September 30, 2016, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Revenues:
Service	$111,913	$115,636	$128,167	$346,666	$399,401
Product (1)	94	201	207	498	514
Service and Product	112,007	115,837	128,374	347,164	399,915
USF	11,770	12,285	13,676	36,280	43,102
Total Business Revenues	$123,777	$128,122	$142,050	$383,444	$443,017

Cost of Revenues:
Service (2)	$19,434	$21,435	$24,973	$62,969	$77,220
Product (1)	1,517	1,942	3,331	5,475	11,196
Service and Product	20,951	23,377	28,304	68,444	88,416
USF	11,770	12,285	13,676	36,280	43,102
Cost of Revenues	$32,721	$35,662	$41,980	$104,724	$131,518

Service margin %	82.6%	81.5%	80.5%	81.8%	80.7%
Gross margin % ex-USF (Service and product margin %)	81.3%	79.8%	78.0%	80.3%	77.9%
Gross margin %	73.6%	72.2%	70.4%	72.7%	70.3%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $1,799, $1,860, and $2,445 for the quarters ended September 30, 2017, June 30, 2017, and September 30, 2016, respectively and $5,566 and $7,471 for the nine months ended September 30, 2017 and September 30, 2016, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Revenues (1)	$129,306	$123,714	$106,309	$364,822	$265,841
Average monthly revenues per seat (2)	$43.53	$43.99	$45.50	$43.7	$44.96
Seats (at period end) (2)	709,736	683,079	615,728	709,736	615,728
Revenue churn (2)	1.2%	1.4%	1.4%	1.3%	1.4%
(1) Includes revenue of $38,364, $35,171, and $23,909, respectively, for the quarters ended September 30, 2017, June 30, 2017, and September 30, 2016 and $99,780 and $31,607, respectively, for the nine months ended September 30, 2017 and September 30, 2016 from CPaaS, which was acquired on June 3, 2016.
(2) UCaaS only
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Revenues	$123,777	$128,122	$142,050	$383,444	$443,017
Average monthly revenues per line	$26.29	$26.33	$26.36	$26.18	$26.55
Subscriber lines (at period end)	1,543,760	1,594,857	1,767,212	1,543,760	1,767,212
Customer churn	1.9%	1.9%	2.2%	2.0%	2.2%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP BUSINESS REVENUES TO ADJUSTED BUSINESS REVENUES
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Total Business revenues(1)	$129,306	$123,714	$106,309	$364,822	$265,841

Total UCaaS revenues (1)	$90,942	$88,543	$82,400	$265,042	$234,234
Early termination letter	—	—	—	—	(500)
Bad debt policy reclassification	—	—	—	—	(431)
Accounts receivable write-down	—	—	(300)	319	(300)
Adjusted total UCaaS revenues	90,942	88,543	82,100	265,361	233,003
Hosted Infrastructure Sale	—	(1,100)	(1,580)	(2,721)	(4,602)
Adjusted total UCaaS revenues	90,942	87,443	80,520	262,640	228,401
Less: Product revenues	13,085	13,392	13,618	39,837	39,795
Less: USF revenues	6,738	6,497	6,029	19,386	15,832
Adjusted total UCaaS service revenues	$71,119	$67,554	$60,873	$203,417	$172,774

Total CPaaS revenues (1)	$38,364	$35,171	$23,909	$99,780	$31,607
Nexmo pre-acquisition revenues	—	—	—	—	34,225
Pro forma CPaaS revenues	38,364	35,171	23,909	99,780	65,832
Net-to-gross revenue reporting adjustment	—	—	2,530	3,374	7,440
Adjusted total CPaaS revenues	$38,364	$35,171	$26,439	$103,154	$73,272

(1) Total Business revenues is comprised of revenues from UCaaS and CPaaS

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Income from operations	$24,623	$6,659	$15,029	$36,406	$38,940
Depreciation and amortization	18,179	18,394	18,018	54,520	53,215
Share-based expense	7,594	7,412	6,526	22,070	20,791
Acquisition related transaction and integration costs	15	18	(68)	172	5,082
Change in contingent consideration	—	—	(7,362)	—	(7,362)
Organizational transformation	—	4,000	2,435	4,000	2,435
Acquisition related consideration accounted for as compensation	886	4,310	6,655	11,959	9,967
Adjusted OIBDA	51,297	40,793	41,233	$129,127	$123,068
Less:
Capital expenditures	(6,795)	(5,294)	(4,032)	$(15,790)	$(19,980)
Acquisition and development of software assets	(2,554)	(3,504)	(3,332)	$(9,438)	$(8,987)
Adjusted OIBDA Minus Capex	$41,948	$31,995	$33,869	$103,899	$94,101

VONAGE HOLDINGS CORP.
TABLE 5. RECONCILIATION OF GAAP NET INCOME TO
NET INCOME EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
			(revised) (1)		(revised) (1)
Net income	$10,602	$4,825	$7,040	$21,340	$15,189
Amortization of acquisition - related intangibles	9,257	9,069	8,074	27,325	23,310
Acquisition related transaction and integration costs	15	18	(68)	172	5,082
Acquisition related consideration accounted for as compensation	886	4,310	6,655	11,959	9,967
Change in contingent consideration	—	—	(7,362)	—	(7,362)
Organizational transformation	—	4,000	2,435	4,000	2,435
Tax effect on adjusting items	(4,197)	(7,188)	(4,022)	(17,954)	(13,812)
Adjusted net income	$16,563	$15,034	$12,752	$46,842	$34,809
Earnings per common share:
Basic	$0.05	$0.02	$0.03	$0.10	$0.07
Diluted	$0.04	$0.02	$0.03	$0.09	$0.07
Weighted-average common shares outstanding:
Basic	227,943	223,492	217,000	223,956	214,872
Diluted	242,720	239,938	234,868	242,552	227,499
Earnings per common share, excluding adjustments:
Basic	$0.07	$0.07	$0.06	$0.21	$0.16
Diluted	$0.07	$0.06	$0.05	$0.19	$0.15
Weighted-average common shares outstanding:
Basic	227,943	223,492	217,000	223,956	214,872
Diluted	242,720	239,938	234,868	242,552	227,499

(1) Revised due to the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 6. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
			(Revised) (1)		(Revised) (1)
Net cash provided by operating activities	$47,907	$15,432	$27,087	$80,600	$69,614
Less:
Capital expenditures	(6,795)	(5,294)	(4,032)	(15,790)	(19,980)
Acquisition and development of software assets	(2,554)	(3,504)	(3,332)	(9,438)	(8,987)
Free cash flow	$38,558	$6,634	$19,723	$55,372	$40,647

(1) Revised due to the adoption of new Accounting Standard Updates and the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 7. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	September 30,	December 31,
	2017	2016
Current maturities of capital lease obligations	$206	$3,288
Current portion of notes payable	18,750	18,750
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	259,361	300,124
Unamortized debt related cost	764	1,064
Capital lease obligations, net of current maturities	21	140
Gross debt	279,102	323,366
Less:
Unrestricted cash and marketable securities	29,869	29,679
Net debt	$249,233	$293,687

About Vonage
Vonage (NYSE: VG) is a leading provider of cloud communications services for business. Vonage transforms the way people work and businesses operate through a portfolio of cloud-based communications solutions that enable internal collaboration among employees, while also keeping companies closely connected with their customers, across any mode of communication, on any device. Vonage's API Platform provides tools for voice, messaging and phone verification services, allowing developers to embed contextual, programmable communications into mobile apps, websites and business systems, enabling enterprises to easily communicate relevant information to their customers in real time, anywhere in the world, through text messaging, chat, social media and voice. The Company also provides a robust suite of feature-rich residential communication solutions. In 2015 and 2016, Vonage was named a Visionary in the Gartner Magic Quadrant for Unified Communications as-a-Service, Worldwide. Vonage has also earned the Frost & Sullivan Growth Excellence Leadership Award for Hosted IP and Unified Communications and Collaboration (UCC) Services. For more information, visit www.vonage.com.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, net debt (cash), free cash flow and adjusted revenues.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs and loss on sublease.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation and change in contingent consideration, organizational transformation costs and loss on sublease.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted OIBDA to the corresponding GAAP measure of income from operations due to the significant variability and difficulty in making accurate forecasts with respect to the various expenses we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.

Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items are not reflective of operating performance.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
Adjusted Revenues
Vonage uses adjusted Business revenues to illustrate the impact of one-time items for UCaaS and CPaaS revenues.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, the Company’s share repurchase plan, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers; the risk associated with developing and maintaining effective internal sales teams and effective distribution channels; risks related to the acquisition or integration of businesses we have acquired; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third party hardware and software; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to comply with data privacy and related regulatory matters; our ability to obtain or maintain relevant intellectual property licenses; failure to protect our trademarks and internally developed software; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; reliance on third parties for our 911 services; uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our CPaaS products; the impact of governmental export controls or sanctions on our CPaaS products; our ability to establish and expand strategic alliances; risks associated with operating abroad; risks associated with the taxation of our business; risks associated with a material weakness in our internal controls; our dependence upon key personnel; governmental regulation and taxes in our international operations; liability under anti-corruption laws; our dependence on our customers' existing broadband connections; differences between our services and traditional telephone service; restrictions in our debt agreements that may limit our operating flexibility; foreign currency exchange risk; the market for our stock; our ability to obtain additional financing if required; any reinstatement of holdbacks by our credit card processors; our history of net losses and ability to achieve consistent profitability in the future; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
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